                                                                    EXHIBIT 12.1

Ratio Support

Ratio Of Earnings To Fixed Charges

                                                                       Hudson RCI
                                           ------------------------------------------------------------------
                                                                            As
                                                                        Restated
                                                1996       1997           1998         1999            2000
                                             --------    -------        --------     --------        --------
Earnings:
 Pre-tax income                                7,154      11,443         (61,676)         358          (5,994)

Fixed Charges
 Interest expense                              2,177       1,834          11,327       17,263          21,089
 Amortization of debt expense                     59          62               -            -               -
 Interest factor of rent expense                 365         374             497          677           1,038
                                             --------    -------        --------     --------        --------
 Total fixed charges                           2,601       2,270          11,824       17,940          22,127
                                             --------    -------        --------     --------        --------
 Total earnings before fixed
 charges                                       9,755      13,713         (49,852)      18,298          16,133
                                             --------    -------        --------     --------        --------
 Ratio of earnings to fixed
 Charges                                         3.8         6.0               -          1.0               -
 Deficiency of earnings to cover
 fixed charges                                                           (61,676)                      (5,994)

Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                           Hudson RCI
                                               ------------------------------------------------------------------
                                                                                As
                                                                            Restated
                                                    1996       1997           1998         1999            2000
                                                 --------    -------        --------     --------        --------
     Earnings:
      Pre-tax income                               7,154      11,443         (61,676)         358          (5,994)

     Fixed charges
      Interest expense                             2,177       1,834          11,327       17,263          21,089
      Amortization of debt expense                    59          62               -            -               -
      Interest factor of rent expense                365         374             497          677           1,038
      Preferred stock dividend
      expense                                          -           -           4,187        6,518           7,733

      Total fixed charges                          2,601       2,270          16,011       24,458          29,860
                                                 --------    -------        --------     --------        --------
      Total earnings before fixed
      charges                                      9,755      13,713         (49,665)      24,816          16,133
                                                 --------    -------        --------     --------        --------
      Ratio of earnings to fixed
      charges                                        3.8         6.0               -          1.0               -
      Deficiency of earnings to cover
      fixed charges                                                          (61,676)           -         (13,727)

 Computation of Interest Factor of Rental

                                                                           Hudson RCI
                                               ------------------------------------------------------------------
                                                    1996       1997           1998         1999            2000
                                                 --------    -------        --------     --------        --------
     Operating rental expense                       1,106      1,132           1,506        2,052           3,115

     Interest factor                                   33%        33%             33%          33%             33%
                                                 --------    -------        --------     --------        --------
     Total                                            365        374             497          677           1,028
                                                 ========    =======        ========     ========        ========

 Computation of Preferred Stock Expense


                                                                           Hudson RCI
                                               ------------------------------------------------------------------
                                                    1996       1997           1998         1999            2000
                                                 --------    -------        --------     --------        --------
     Preferred stock dividend expense                  -          -            2,512        3,911           4,640

     Tax effect (1.0 - .40)                            60%        60%             60%          60%             60%
                                                 --------    -------        --------     --------        --------
     Total                                             -          -            4,187        6,518           7,733
                                                 ========    =======        ========     ========        ========